Exhibit 99.1

IDT Reports Fiscal Fourth Quarter and Year End 2008 Results

Strength in Communications End Markets and PCI Express Product Sales Drive Better-Than-Expected Results

SAN JOSE, Calif.--(BUSINESS WIRE)--IDT® (Integrated Device Technology, Inc.)(NASDAQ:IDTI), a leading provider of essential mixed signal semiconductor solutions that enrich the digital media experience, today announced results for the fiscal fourth quarter and fiscal year ended March 30, 2008.

“We are pleased to report that increased demand for a broad range of our communication product offerings and robust sales of our PCI Express® devices enabled us to post better-than-expected results in our fiscal fourth quarter, despite anticipated weakness in our computing and consumer end markets,” said Ted Tewksbury, president and CEO of IDT. “Strength in our core businesses, increased traction with new products, and tight cost controls allowed us to weather broader economic weakness in fiscal 2008. We are confident that the strong design activity we are experiencing across our industry-leading serial switching, communication clocks, and digital display product lines, combined with improvement in our core businesses, places us in a solid position to deliver increased stockholder value in fiscal 2009. I am excited to be a part of this dynamic organization and believe the best is yet to come for IDT.”

Company highlights for the quarter include:

  Introduction of the PanelPort™ family of DisplayPort™-compatible receiver and timing controller products for flat panel displays
  Quality supplier awards from Stack International and Intel Corporation
  EN-Genius “Product of the Year” award for our PCI Express switches

The following highlights the Company’s financial performance on both a GAAP and non-GAAP basis. The GAAP results include certain costs, charges, gains and losses in accordance with GAAP which are excluded from non-GAAP results based on management’s determination that they are not directly reflective of on-going operations. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

  Revenue for the fiscal fourth quarter of 2008 was $177.1 million, compared to $206.7 million reported in the same period one year ago. Revenue for fiscal year 2008 was $781.5 million, compared to $803.6 million in fiscal year 2007.
  GAAP net income for the fiscal fourth quarter of 2008 was $17.1 million or $0.10 per diluted share, compared to a GAAP net loss of $3.4 million or approximately $0.02 per diluted share in same period one year ago. Fiscal fourth quarter 2008 GAAP results include $24.7 million of acquisition-related charges (including $24.5 million in amortization of intangibles and $0.2 million of other acquisition-related charges), and $8.2 million of stock-based compensation. GAAP net income for fiscal year 2008 was $34.2 million, an improvement of $41.8 million as compared with a GAAP net loss of $7.6 million in fiscal year 2007.
  Non-GAAP net income for the fiscal fourth quarter of 2008 was $42.7 million or $0.24 per diluted share, compared to non-GAAP net income of $52.2 million or $0.26 per diluted share reported in the same period one year ago. Non-GAAP net income for fiscal year 2008 was $181.8 million or $0.96 per diluted share, compared to $213.7 million or $1.05 per diluted share in fiscal year 2007.
  GAAP gross profit for the fiscal fourth quarter of 2008 was $77.9 million, compared to GAAP gross profit of $84.0 million in the same period one year ago. Non-GAAP gross profit for the fiscal fourth quarter of 2008 was $94.4 million, compared to non-GAAP gross profit of $110.2 million reported in the same period one year ago. GAAP gross profit for fiscal 2008 was $339.3 million, compared to $340.6 million for fiscal 2007. Non-GAAP gross profit was $407.7 million for fiscal 2008, compared to $439.4 million for fiscal 2007.
  GAAP R&D expense for the fiscal fourth quarter of 2008 was $38.4 million, compared with GAAP R&D expense of $42.5 million in the same period one year ago. Non-GAAP R&D expense for the fiscal fourth quarter of 2008 was $33.0 million, compared to non-GAAP R&D expense of $36.0 million in the same period one year ago. GAAP R&D expense for fiscal 2008 was $165.6 million, compared to $166.4 million for fiscal 2007. Non-GAAP R&D expense for fiscal 2008 was $141.6 million, compared to $137.7 million in fiscal 2007.
  GAAP SG&A expense for the fiscal fourth quarter of 2008 was $34.1 million, compared to GAAP SG&A expense of $47.4 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal fourth quarter of 2008 was $22.3 million, compared to non-GAAP SG&A expense of $24.9 million in the same period one year ago. GAAP SG&A expense for fiscal 2008 was $161.7 million, compared to $191.2 million for fiscal 2007. Non-GAAP SG&A expense for fiscal 2008 was $97.6 million, compared to $98.5 million for fiscal 2007.

$100 Million Expansion of Common Stock Repurchase Program

IDT also announced that its Board of Directors has approved a $100 million expansion of the previously authorized share repurchase program to a total of $500 million, of which approximately $140 million remains available for share repurchases. Repurchases under the Company's repurchase program will be made in compliance with the SEC's Rule 10b-18, subject to market conditions, applicable legal requirements and other factors and may include open market and negotiated transactions, including block transactions or accelerated stock repurchase transactions. The expansion of the repurchase program is effective immediately and may be discontinued at any time at the Company's discretion. As of March 30, 2008, IDT had approximately 178 million shares outstanding and approximately $239 million in cash and investments.

Webcast and Conference Call Information

Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://www.IDT.com. The live webcast will begin at 1:30 p.m. Pacific time on May 1, 2008. The webcast replay will be available after 5:00 p.m. Pacific time on May 1, 2008.

Investors can also listen to the live call at 1:30 p.m. Pacific time on May 1, 2008 by calling (800) 230-1093 or (612) 234-9960. The conference call replay will be available after 5:00 p.m. Pacific time on May 1, 2008 through 11:59 p.m. Pacific time on May 15, 2008 at (800) 475-6701 or (320) 365-3844. The access code is 918366.

About IDT

With the goal of continuously improving the digital media experience, IDT integrates its fundamental semiconductor heritage with essential innovation, developing and delivering low-power, mixed signal solutions that solve customer problems. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol "IDTI". Additional information about IDT is accessible at www.IDT.com.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended April 1, 2007 and Quarterly Report on Form 10-Q for the period ended December 30, 2007.

IDT and the IDT logo are trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	March 30,	Dec. 30,	April 1,	March 30,	April 1,
	2008	2007	2007	2008	2007

Revenues	$177,096	$201,228	$206,688	781,467	803,596

Cost of revenues	99,166	112,904	122,734	442,135	462,948

Gross profit	77,930	88,324	83,954	339,332	340,648

Operating expenses:

Research and development	38,408	40,616	42,492	165,599	166,433

Selling, general and administrative	34,051	38,929	47,440	161,708	191,211

Acquired in-process research and development	-	-	-		500

Total operating expenses	72,459	79,545	89,932	327,307	358,144

Operating income (loss)	5,471	8,779	(5,978)	12,025	(17,496)

Interest expense	(13)	(20)	(53)	(103)	(263)

Interest income and other, net	3,075	3,443	3,942	16,815	15,211

Income (loss) before income taxes	8,533	12,202	(2,089)	28,737	(2,548)

Provision (benefit) for income taxes	(8,566)	(1,216)	1,322	(5,442)	5,030

Net income (loss)	$17,099	$13,418	$(3,411)	34,179	(7,578)

Net income (loss) per share:

Basic	$0.10	$0.07	$(0.02)	$0.18	$(0.04)

Diluted	$0.10	$0.07	$(0.02)	$0.18	$(0.04)

Weighted average shares:

Basic	178,132	186,720	196,527	187,213	198,106

Diluted	178,190	188,545	196,527	189,260	198,106

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(In thousands)

	Three Months Ended			Twelve Months Ended
	March 30,	Dec. 30,	April 1,	March 30,	April 1,
	2008	2007	2007	2008	2007

GAAP Net Income (Loss)	$17,099	$13,418	$(3,411)	$34,179	$(7,578)

GAAP Diluted Income (Loss) Per Share	$0.10	$0.07	$(0.02)	$0.18	$(0.04)
Acquisition Related:

Amortization of acquisition related intangibles (1)	24,485	24,492	39,263	109,994	155,388

Inventory FMV write-up (1)	-	-	-	-	3,722

Acquired In-process research and development (1)	-	-	-	-	500

Acquisition related costs (2)	244	398	592	2,290	4,311

Restructuring Related:

Severance and retention costs (3)	522	1,503	407	2,016	2,560

Assembly transition costs (4)	-	-	1,935	468	2,362

Facility closure costs (5)	106	(39)	187	401	948

Asset impairment (6)	-	-	1,915	-	4,397

Other:

Acquisition related interest income (7)	(781)	-	-	(781)	-

Stock-based compensation expense (8)	8,221	9,391	11,085	41,242	46,504

Tax effects of Non-GAAP adjustments (9)	(7,216)	(2,415)	235	(7,977)	601

Non-GAAP Net Income	$42,680	$46,748	$52,208	$181,832	$213,715

Non-GAAP Diluted Earnings Per Share	$0.24	$0.25	$0.26	$0.96	$1.05

Weighted average shares:

Basic	178,132	186,720	196,527	187,213	198,106

Diluted	178,190	188,545	202,007	189,260	202,959

GAAP gross profit	77,930	88,324	83,954	339,332	340,648

Acquisition Related:

Amortization of acquisition related intangibles (1)	15,522	15,529	20,477	62,295	80,320

Inventory FMV write-up (1)	-	-	-	-	3,722

Acquisition related costs (2)	139	369	417	1,403	1,987

Restructuring Related:

Severance and retention costs (3)	15	-	214	6	1,621

Assembly transition costs (4)	-	-	1,935	468	2,362

Facility closure costs (5)	64	(8)	76	268	571

Asset impairment (6)	-	-	1,915	-	4,397

Other:

Stock-based compensation expense (8)	748	947	1,251	3,937	3,740

Non-GAAP gross profit	94,418	105,161	110,239	407,709	439,368

GAAP R&D Expenses:	38,408	40,616	42,492	165,599	166,433

Acquisition Related:

Amortization of acquisition related intangibles (1)	(19)	(19)	(125)	(119)	(500)

Acquisition related costs (2)	(56)	124	(218)	(105)	(2,040)

Restructuring Related:

Severance and retention costs (3)	(468)	(262)	(125)	(730)	(684)

Facility closure costs (5)	(28)	20	(65)	(85)	(217)

Other:

Stock-based compensation expense (8)	(4,791)	(4,782)	(5,979)	(22,919)	(25,300)

Non-GAAP R&D Expenses	33,046	35,697	35,980	141,641	137,692

GAAP SG&A Expenses:	34,051	38,929	47,440	161,708	191,211

Acquisition Related:

Amortization of acquisition related intangibles (1)	(8,944)	(8,944)	(18,661)	(47,580)	(74,568)

Acquisition related costs (2)	(50)	(153)	43	(783)	(284)

Restructuring Related:

Severance and retention costs (3)	(38)	(1,241)	(68)	(1,279)	(255)

Facility closure costs (5)	(14)	11	(46)	(48)	(160)

Other:

Stock-based compensation expense (8)	(2,682)	(3,662)	(3,855)	(14,386)	(17,464)

Non-GAAP SG&A Expenses	22,323	24,940	24,853	97,632	98,480

GAAP Interest income and other, net	3,062	3,423	3,889	16,712	14,948

Acquisition related interest income (7)	(781)	-	-	(781)	-

Non-GAAP Interest income and other, net	2,281	3,423	3,889	15,931	14,948

GAAP Provision (benefit) for Income Taxes	(8,566)	(1,216)	1,322	(5,442)	5,030

Tax effects of Non-GAAP adjustments (9)	7,216	2,415	(235)	7,977	(601)

Non-GAAP Provision (benefit) for Income Taxes	(1,350)	1,199	1,087	2,535	4,429

(1)  Consists of acquisition-related charges including amortization of intangible assets and the FMV adjustment of acquired inventory sold. In addition, the twelve month ended April 1, 2007 includes acquired IPR&D related to our acquisition of Sigmatel's PC audio business in Q2 2007.

(2)  Consists of costs incurred in connection with merger and acquisition-related activities, including legal and accounting fees.  Also includes costs associated with our merger with ICS, such as additional depreciation resulting from purchase accounting and costs associated with the exit of previously leased facilities.

(3)  Consists of costs associated with restructuring actions initiated by the Company, primarily composed of severance and retention costs. Q3 2008 includes expenses related to the executive transition agreement with our former Chief Executive Officer.

(4) Consists of the costs incurred as the Company transitioned its assembly operations in Malaysia to a third-party.

(5) Consists of ongoing costs associated with the exit of our leased facilities in Santa Clara, Salinas, San Diego and the closure of our manufacturing facility in the Philippines.

(6) Consists of an impairment charge related to our manufacturing facility in the Philippines.

7) Consists of interest income from the tax settlement with IRS related to ICS pre-acquisition tax returns.

(8) Consists of stock-based compensation expense.

(9) Consists of the tax effects of acquisition-related non-GAAP adjustments.  Q3 2008 includes an adjustment to the deferred taxes established in connection with the ICS merger, as a result of a decrease in enacted foreign jurisdiction tax rate in the quarter.   Q4 2008 includes the impact of adjustments to our tax liabilities as result of extension of the pioneer tax status in Singapore.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 30,	April 1,
(In thousands)	2008	2007

ASSETS

Current assets:

Cash and cash equivalents	$ 131,986	$ 246,589

Short-term investments	107,205	113,344

Accounts receivable, net	81,675	89,986

Inventories	79,954	85,076

Deferred Taxes	4,853	7,308

Prepaid and other current assets	26,081	29,437

Total current assets	431,754	571,740

Property, plant and equipment, net	81,652	93,058

Goodwill	1,027,438	1,038,064

Acquisition-related intangibles	204,489	314,484

Other assets	36,504	24,386

TOTAL ASSETS	$1,781,837	$2,041,732

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$ 48,352	$ 47,854

Accrued compensation and related expenses	26,621	30,882

Deferred income on shipments to distributors	24,312	34,343

Income taxes payable	150	30,514

Other accrued liabilities	14,865	22,445

Total current liabilities	114,300	166,038

Deferred tax liabilities	7,678	20,603

Long term income taxes payable	20,673	-

Long term liabilities	18,364	16,001

Total liabilities	161,015	202,642

Stockholders' equity	1,620,822	1,839,090

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,781,837	$2,041,732

CONTACT:
IDT Investor Relations
Mike Knapp, 408-284-6515
mike.knapp@idt.com
or
IDT Worldwide Marketing
Chad Taggard, 408-284-8200
chad.taggard@idt.com